                                                                       EXHIBIT 3

                             STOCKHOLDERS AGREEMENT

     STOCKHOLDERS AGREEMENT, dated as of October 1, 2001 (this "Agreement"), among Globespan, Inc., a Delaware corporation ("Globespan"), Wine Acquisition Corp., a Delaware Corporation and a wholly owned subsidiary of Globespan ("Sub"), and Gary Bloom, Charles Cotton, Marco De Benedetti, Dr. Hermann Hauser, Professor Andrew Hopper, Martin Jackson, Peter Morris, Debajyoti Pal, Patrick Sayer, Andrew Vought, Giuseppe Zocco, David Y. Wong, The Grantor Retained Annuity Trust dated June 5, 2000 (Susan S. Tai, trustee), The Grantor Retained Annuity Trust dated June 5, 2000 (David Y. Wong, trustee), The Wong-Tai 2000 Trust dated September 14, 2000 (David Y. Wong and Susan S. Tai, trustees) Olivetti International S.A. Holding, Clarium Holdings Limited and Providence Investment Company Limited (collectively the "Stockholders") each of whom is a stockholder of Virata Corporation, a Delaware corporation ( "Virata").

     WHEREAS, Globespan, Sub and Virata, are, concurrently with the execution hereof, entering into an Agreement and Plan of Merger, dated as of October 1, 2001 (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will merge with and into Virata, with Virata being the surviving corporation (the "Merger");

     WHEREAS, each Stockholder is the record and/or beneficial owner of such number of shares of common stock of Virata, par value $.01 per share ("Virata Common Stock"), as is set forth opposite his, her or its name on Schedule I hereto (collectively, the "Existing Shares") (all such Existing Shares, together with all other shares of capital stock or other voting securities of Virata or any of its Subsidiaries with respect to which the Stockholders have beneficial ownership (for purposes of this Agreement, "beneficial ownership" shall have the meaning set forth in Rule 13d-3 under the Exchange Act) as of the date of this Agreement, and any shares of capital stock or other voting securities of Virata or any of its Subsidiaries, beneficial ownership of which is directly or indirectly acquired after the date hereof, including, without limitation, shares received pursuant to any stock splits, stock dividends or distributions, shares acquired by purchase or upon the exercise, conversion or exchange of any option, warrant or convertible security or otherwise, and shares or any voting securities of Virata or any of its Subsidiaries received pursuant to any change in the capital stock of Virata or such Subsidiary by reason of any recapitalization, merger, reorganization, consolidation, combination, exchange of shares or the like, are referred to herein as the "Shares");

     WHEREAS, each of the parties hereto desires to enter into this Agreement to provide for, among other things, (1) the obligation of each Stockholder to vote, or cause the record holder of the Shares to vote, the Shares beneficially owned by such Stockholder (other than Shares subject to unexercised options) in the manner specified herein and (2) certain restrictions on the sale or the transfer of the record and beneficial ownership of Shares by the Stockholders; and

     WHEREAS, each Stockholder acknowledges that Globespan, Sub and Virata are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of such Stockholder set forth in this Agreement and would not enter into the Merger Agreement if such Stockholder did not enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Globespan, Sub and each Stockholder agree as follows:

     1. Defined Terms. Terms used herein without definition shall have the
        -------------
meanings assigned to such terms in the Merger Agreement.

     2. Agreement to Vote. Each Stockholder hereby agrees that, from and after
        -----------------
the date hereof and until the Expiration Date (as defined in Section 18), at any meeting of the stockholders of Virata, however called, or in connection with any written consent of the stockholders of Virata, such Stockholder shall appear at each such meeting, in person or by proxy, or otherwise cause such Stockholder's Shares (other than Shares subject to unexercised options)to be counted as present thereat for purposes of establishing a quorum, and such Stockholder shall vote (or cause to be voted) or act (or cause to be acted) by written consent with respect to all of such Stockholder's Shares (other than Shares subject to unexercised options), (a) in favor of adoption and approval of the Merger Agreement and the Merger and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement, and any other action reasonably requested by Globespan in furtherance thereof;
(b) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Virata contained in the Merger Agreement or of Stockholder contained in this Agreement; and (c) against any Acquisition Proposal made by any person other than Globespan or any of its affiliates. Each Stockholder hereby agrees that it will not enter into any voting or other similar agreement or understanding with any person or entity or grant a proxy or power of attorney with respect to the Shares prior to the Expiration Date (other than a proxy or power of attorney to an officer of Virata that may be exercised solely in accordance with this
Section 2 and except as provided in Section 3 below) or vote or give instructions in any manner inconsistent with clause (a), (b) or (c) of the preceding sentence. Each Stockholder hereby agrees, during the period commencing on the date hereof and ending on the Expiration Date, not to, and, if applicable, not to permit any of such Stockholder's affiliates to, vote or execute any written consent in lieu of a stockholders meeting or vote, if such consent or vote by the stockholders of Virata would be inconsistent with or frustrate the purposes of the other covenants of such Stockholder pursuant to this paragraph. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     3. PROXY. SUBJECT TO SECTION 18 HEREOF, EACH STOCKHOLDER HEREBY GRANTS TO,
        -----
AND APPOINTS, __________, __________AND __________, IN THEIR RESPECTIVE
CAPACITIES AS OFFICERS OF GLOBESPAN, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED ANY SUCH OFFICER OF GLOBESPAN, AND ANY OTHER PERSON DESIGNATED IN WRITING BY GLOBESPAN, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT, TO THE FULLEST EXTENT PERMITTED BY AND SUBJECT TO APPLICABLE LAW, WITH RESPECT TO THE SHARES IN ACCORDANCE WITH SECTION 2 HEREOF IN RESPECT OF ANY MATTER SPECIFIED IN CLAUSE (a), (b) OR (c) OF SUCH SECTION 2. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL

BE IRREVOCABLE. EACH STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE
SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE SHARES. NOTWITHSTANDING THE FOREGOING, NEITHER GLOBESPAN NOR ANY OF THE AFORENAMED PROXIES SHALL EXERCISE THE POWERS SET FORTH IN THIS SECTION 3 UNLESS AND UNTIL GLOBESPAN SHALL HAVE RECEIVED ALL APPLICABLE REGULATORY APPROVALS REQUIRED UNDER APPLICABLE LAW FOR SUCH EXERCISE.

     4. Representations and Warranties of Globespan and Sub. Globespan and Sub
        ---------------------------------------------------
represent and warrant to Stockholder as follows:

     (a) Each of Globespan and Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

     (b) Each of Globespan and Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Globespan and Sub and the consummation by Globespan and Sub of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Globespan and Sub and no other corporate proceedings on the part of Globespan or Sub are necessary to authorize the execution and delivery of this Agreement by Globespan and Sub and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Globespan and Sub and (assuming the valid authorization, execution and delivery of this Agreement by Stockholder) is a valid and binding obligation of each of Globespan and Sub, enforceable against each of Globespan and Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     (c) The execution and delivery of this Agreement by Globespan and Sub do not, and the performance of this Agreement by Globespan and Sub will not, (i) conflict with or violate the certificate of incorporation or by-laws of Globespan or Sub, (ii) conflict with or violate any law, rule, regulation or order applicable to Globespan or Sub or by which any of their respective properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any lien on the properties or assets of Globespan or Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Globespan or Sub is a party or by which Globespan or Sub or any of their respective properties is bound, except for any thereof that would materially impair the ability of Globespan or Sub to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

     (d) The execution and delivery of this Agreement by Globespan and Sub do not, and the performance by Globespan and Sub of their obligations hereunder will not, require Globespan or Sub to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than as set forth in Section 4.2(d) of the Merger Agreement.

     (e) There is no suit, action, investigation or proceeding pending or, to the knowledge of Globespan or Sub, threatened against Globespan or Sub at law or in equity before or by any Governmental Entity that could reasonably be expected to materially impair the ability of Globespan or Sub to perform their obligations hereunder on a timely basis, and there is no agreement, commitment or law to which Globespan or Sub is subject that could reasonably be expected to materially impair the ability of Globespan or Sub to perform their obligations hereunder on a timely basis.

     5. Representations and Warranties of the Stockholders. Each Stockholder
        --------------------------------------------------
represents and warrants to Globespan and Sub as follows:

     (a) If such Stockholder is a corporation, limited liability company, partnership or trust, such Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization.

     (b) If such Stockholder is a corporation, limited liability company, partnership or trust, such Stockholder has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Stockholder.

     (c) This Agreement has been duly executed and delivered by such Stockholder and (assuming the valid authorization, execution and delivery of this Agreement by Globespan and Sub) is a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     (d) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) if such Stockholder is a corporation, limited liability company, partnership or trust, conflict with or violate the organizational documents of such Stockholder, (ii) conflict with or violate any law, rule, regulation or order applicable to such Stockholder or by which any of such Stockholder's properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any lien on the properties or assets of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties is bound, except for any thereof that would not result in the imposition of a lien on such Stockholder's Shares or materially impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

     (e) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of such Stockholder's obligations hereunder will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except for an amendment to the Statement on Schedule 13D filed by, among others, such Stockholder with respect to Virata.

     (f) There is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Entity that could reasonably be expected to materially impair the ability of such Stockholder to perform its obligations hereunder on a timely basis, and there is no agreement, commitment or law to which such Stockholder is subject that could reasonably be expected to materially impair the ability of such Stockholder to perform its obligations hereunder on a timely basis.

     (g) Except as set forth on Schedule I hereto or as otherwise provided herein, (i) such Stockholder's Existing Shares are owned beneficially and of record by such Stockholder; (ii) such Stockholder has not appointed or granted any proxy which is still effective with respect to any Shares other than as provided in this Agreement; and (iii) such Stockholder has sole voting power and sole power of disposition with respect to all of such Stockholder's Existing Shares, with no restrictions on such Stockholder's rights of disposition pertaining thereto. The Existing Shares constitute all of the shares of Virata Common Stock owned of record or beneficially by such Stockholder. All of the Existing Shares are issued and outstanding and, except as listed on Schedule 1 and except for the preferred stock purchase rights associated with such Existing Shares, such Stockholder does not own, of record or beneficially, any warrants, options, convertible securities or other rights to acquire any shares of Virata Common Stock.

     6. Agreements of the Stockholders. (a) Each Stockholder hereby agrees,
        ------------------------------
until the earlier of the Expiration Date and the conclusion of the Virata Stockholders Meeting, and except as expressly contemplated hereby, not to (i) sell, transfer, pledge, encumber, grant, assign or otherwise dispose of, enforce any redemption agreement with Virata or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, grant, assignment or other disposition of, record or beneficial ownership of any of such Stockholder's Shares or any interest in any of the foregoing, except to Globespan or Sub, (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or any interest in any of the Shares, except to Globespan or Sub or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement.

     (b) Each Stockholder hereby agrees, until the earlier of the Expiration Date and the conclusion of the Virata Stockholders Meeting, except (i) with respect to Globespan and its affiliates, and (ii) for actions taken by persons in their capacity as officers or directors of Virata in accordance with Section 6.5(b) of the Merger Agreement, that such Stockholder shall not, and shall not permit any of its affiliates or, if applicable, any director, officer, employee consultant, agent, advisor or representative of such Stockholder or any of such Stockholder's affiliates (collectively, the "Representatives") to (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to any matter described in

Section 6(a) hereof or any Acquisition Proposal or (ii) participate in any negotiations concerning, or provide to any other person any information or data relating to Virata or any of its Subsidiaries for the purpose of, or have any discussions with any person relating to, or cooperate with or assist or participate in, or facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any effort or attempt by any other person to seek to effect any matter described in Section 6(a) hereof or any Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement such an Acquisition Proposal. Each Stockholder agrees immediately to cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore by Stockholder with respect to any possible Acquisition Proposal, or any matter described in Section 6(a) hereof, and will take the necessary steps to inform Stockholder's Representatives of the obligations undertaken by Stockholder with respect to Stockholder's Representatives in this Section 6.

     (c) Each Stockholder hereby agrees, while this Agreement is in effect, to notify Globespan promptly of the number of any additional shares of Virata Common Stock and the number and type of any other Shares acquired by such Stockholder, if any, after the date hereof.

     7. Further Assurances. From time to time, at the other party's request and
        ------------------
without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into an agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all the terms of this Agreement.

     8. Survival. None of the representations, warranties, covenants and
        --------
agreements of the parties herein shall survive beyond the Expiration Date.

     9. Notices. All notices and other communications hereunder shall be in
        -------
writing and shall be deemed duly given if given in the manner set forth in
Section 9.2 of the Merger Agreement. All notices hereunder shall be given to a party at his or its address stated on the signature pages of this Agreement or at its address set forth in Section 9.2 of the Merger Agreement or at any other address as the party may specify for this purpose by notice to the other parties pursuant to this Section 9.

     10. No Waivers. No failure or delay by Globespan or Sub in exercising any
         ----------
right, power or privilege under this Agreement shall operate as a waiver of that right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of that right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

     11. Amendments, Etc. No amendment, modification, termination or waiver of
         ---------------
any provision of this Agreement , and no consent to any departure by any Stockholder or Globespan or Sub from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by each party hereto, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

     12. Successors and Assigns; Third Party Beneficiaries.
         -------------------------------------------------

     (a) No party shall assign any of such party's rights or remedies or delegate any of such party's obligations or liabilities, in whole or in part, under this Agreement, except that Globespan or Sub may assign all or any of its rights hereunder to any affiliate of Globespan or Sub. Any assignment or delegation in contravention of this Section 12 shall be void ab initio and shall not relieve the assigning or delegating party of any obligation under this Agreement.

     (b) The provisions of this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

     13. Governing Law; Submission to Jurisdiction. This Agreement and all
         -----------------------------------------
rights, remedies, liabilities, powers and duties of the parties hereto and thereto, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State. Globespan, Sub and each Stockholder hereby (w) submit to the exclusive jurisdiction of any State and Federal courts sitting in Delaware with respect to matters arising out of or relating hereto, (x) agree that all claims with respect to such matters shall be heard and determined in an action or proceeding in such Delaware State or Federal court, and (y) agree that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     14. Severability of Provisions. If any term or other provision of this
         --------------------------
Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     15. Headings and References. Article and Section headings in this Agreement
         -----------------------
are included for convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to Articles and Sections in this Agreement are references to the Articles and Sections of this Agreement unless the context shall require otherwise. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use in this Agreement of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

     16. Entire Agreement. This Agreement and the Merger Agreement embody the
         ----------------
entire agreement and understanding of each of the parties hereto, and supersede all other written or oral prior agreements or understandings, with respect to the subject matter of this Agreement.

     17. Enforcement. The parties agree that irreparable damage would occur in
         -----------
the event that any of the provisions of this Agreement was not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court sitting in the State of Delaware or State of Delaware court, this being in addition to any other remedy to which they are entitled at law or in equity.

     18. Termination. This Agreement and the proxy set forth in Section 3 shall
         -----------
terminate upon the earliest of the following dates (such date is referred to herein as the "Expiration Date"): (i) the date on which the Merger Agreement is terminated; (ii) the date on which Globespan terminates this Agreement upon written notice to the Stockholders (Globespan may so terminate this Agreement and the proxy set forth herein at any time); or (iii) the Effective Time (as defined in the Merger Agreement).

     19. Counterparts. This Agreement may be signed in any number of
         ------------
counterparts and by facsimile, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

     20. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT, AS A CONDITION OF
         --------------------
SUCH PARTY'S RIGHT TO ENFORCE OR DEFEND ANY RIGHT UNDER OR IN CONNECTION WITH THIS AGREEMENT, WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT AND AGREES THAT ANY ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     IN WITNESS WHEREOF, Globespan, Sub and the undersigned Stockholders have caused this Agreement to be duly executed as of the day and year first above written.




                               GLOBESPAN, Inc.




                               By:      /s/ Globespan, Inc.
                                  -----------------------------------------
                                    Name:
                                    Title:





                               WINE ACQUISITION CORP.




                               By:      /s/ Wine Acquisition Corp.
                                  ----------------------------------------
                                    Name:
                                    Title:





                               [Signatures of the Stockholders to follow]





We hereby consent to the matters
set forth in this Agreement and
the execution of this Agreement
by each of the parties hereto.

VIRATA Corporation

By:  /s/ Virata Corporation
   ---------------------------------
     Name:
     Title:

                                                  STOCKHOLDER

                                                     /s/ Gary Bloom
                                                  ------------------------------
                                                  Gary Bloom

                                                  STOCKHOLDER

                                                     /s/ Charles Cotton
                                                 -------------------------------
                                                 Charles Cotton

                                                 STOCKHOLDER

                                                    /s/ Marco De Benedetti
                                                 -------------------------------
                                                 Marco De Benedetti

                                                 STOCKHOLDER

                                                    /s/ Hermann Hauser
                                                 -------------------------------
                                                 Dr. Hermann Hauser

                                                 STOCKHOLDER

                                                    /s/ Andrew Hopper
                                                 -------------------------------
                                                 Professor Andrew Hopper

                                                 STOCKHOLDER

                                                    /s/ Martin Jackson
                                                 -------------------------------
                                                 Martin Jackson

                                                 STOCKHOLDER

                                                    /s/ Peter Morris
                                                 -------------------------------
                                                 Peter Morris

                                                 STOCKHOLDER

                                                    /s/ Debajyoti Pal
                                                 -------------------------------
                                                 Debajyoti Pal

                                                 STOCKHOLDER

                                                    /s/ Patrick Sayer
                                                 -------------------------------
                                                 Patrick Sayer


                      [Signature Page to Voting Agreement]

                                                STOCKHOLDER

                                                    /s/ Andrew M. Vought
                                                --------------------------------
                                                Andrew M. Vought

                                                STOCKHOLDER

                                                    /s/ Giuseppe Zocco
                                               ---------------------------------
                                               Giuseppe Zocco

                                               STOCKHOLDER

                                                    /s/ David Y. Wong
                                               ---------------------------------
                                               David Y. Wong

                                               STOCKHOLDER

                                               The Grantor Retained Annuity
                                               Trust dated June 5, 2000


                                               By: /s/ Susan S. Tai
                                                  ------------------------------
                                                  Name: Susan S. Tai
                                                  Title: Trustee

                                               STOCKHOLDER

                                               The Grantor Retained Annuity
                                               Trust dated June 5, 2000


                                               By: /s/ David Y. Wong
                                                   -----------------------------
                                                   Name: David Y. Wong
                                                   Title: Trustee

                      [Signature Page to Voting Agreement]

                                               STOCKHOLDER

                                               The Wong-Tai 2000 Trust dated
                                               September 14, 2000



                                               By:      /s/ David Y. Wong
                                                  ------------------------------
                                                  Name: David Y. Wong
                                                  Title: Trustee

                                               By:      /s/ Susan S. Tai
                                                  ------------------------------
                                                  Name: Susan S. Tai
                                                  Title: Trustee

                                               STOCKHOLDER

                                               Olivetti International S.A.
                                               Holding


                                               By:      /s/ Luciano La Noce
                                                  ------------------------------
                                                  Name: Luciano La Noce
                                                  Title: Director

                                               STOCKHOLDER

                                               Clarium Holdings Limited


                                               By:  /s/ Niall M. Ritchie
                                                  ------------------------------
                                                  Name: Niall M. Ritchie
                                                  Title: Director

                                               STOCKHOLDER

                                               Providence Investment Company
                                               Limited

                                               By: /s/ Niall M. Ritchie
                                                  ------------------------------
                                                  Name: Niall M. Ritchie
                                                  Title: Director

                      [Signature Page to Voting Agreement]

                                   SCHEDULE I


As of September 28, 2001


                                                                                        Options
                                                                                      Exercisable         Total
                                          Shares                                       (within 60       Benefical
                                        Locked Up      Percentage    Total Shares        days)          Ownership       Percentage
                                      -------------- -------------- ---------------- --------------- ---------------- --------------
Gary Bloom                                         -          0.00%               -          40,000           40,000           0.06%

Charles Cotton                                     -          0.00%               -         653,756          653,756           1.00%

Marco De Benedetti                                 -          0.00%               -          40,000           40,000           0.06%

Dr Hermann Hauser                                  -          0.00%               -          40,000           40,000           0.06%

Prof. Andrew Hopper                          446,522          0.70%         446,522          40,000          486,522           0.75%

Martin Jackson                                     -          0.00%               -         164,804          164,804           0.25%

Peter Morris                                       -          0.00%               -          11,667           11,667           0.02%

Patrick Sayer                                  4,000          0.01%           4,000          40,000           44,000           0.07%

Andrew Vought                                208,601          0.33%         208,601         214,353          422,954           0.65%

Giuseppe Zocco                                     -          0.00%               -          40,000           40,000           0.06%

Debajyoti Pal                                450,000          0.70%       1,019,379           4,167        1,023,546           1.57%

David Wong, et. al.                        1,900,000          2.98%       2,161,823               -        2,161,823           3.32%

Olivetti International S.A. Holding        2,629,478          4.12%       2,629,478               -        2,629,478           4.04%

Clarium Holdings Limited                     439,190          0.69%         439,190               -          439,190           0.67%
------------------------------------- -------------- -------------- ---------------- --------------- ---------------- --------------
Total                                                         9.52%                                                           12.58%
                                           6,077,791                      6,908,993       1,288,747        8,197,740

Total Shares Outstanding                  63,863,949                     63,863,949                       65,152,696


David Wong associated entities include the following:

    600,000 shares held by Susan S. Tai, as Trustee for the benefit of The Grantor Retained Annuity Trust dated 6/5/00

    600,000 shares held by David Y. Wong, as Trustee for the benefit of The Grantor Retained Annuity Trust dated 6/5/00

    785,626 shares held by David Y. Wong and Susan S. Tai, as Trustees for the benefit of The Wong-Tai 2000 Trust dated 9/14/00

    176,197 shares held by David Y. Wong as Security Holder Agent c/o Virata Corporation

David Wong is entering into the Stockholders Agreement only with respect to 1,900,000 shares.

Debajyoti Pal shares include restricted shares, all but 84,876 of which will vest within 60 days (and the unvested shares will vest by March 2002).

Debajyoti Pal is entering into the Stockholders Agreement only with respect to 450,000 shares.